Ex. 99.28.h.vii

STATE FUNDS – Enhanced Ultra Short

 Duration Mutual Fund (STATX)

Application to Buy Shares – Page 1

             Minimum Investment:

Initial:   $ 100

Additional: $ 100

             Need Help Call: (1-800) 523-8382

Investment / Redemption instructions:

a.

Application form - please fill out this application form for an individual/entity

Please Note: Mutual Shareholder Services, LLC, the Fund’s transfer agent, will charge an annual $11.50 fee against a shareholder’s account, in addition to any loss sustained by the Fund, for any check returned to the transfer agent for insufficient funds

b.

IRS - please send us your W-9 form (for US investors) or W-8 form for (Non US investors) as follows:

i.

W-8BEN for individuals: https://www.irs.gov/pub/irs-pdf/fw8ben.pdf

ii.

W-8BEN-E for entities: https://www.irs.gov/pub/irs-pdf/fw8bene.pdf

c.

Authorized Persons - please send us your list of persons who are authorized to request additional purchases or redemptions

d.

Creation & Redemption Notices:

Please notify us of all creation/redemption notices prior to sending them so that we can identify them and credit/debit them to the correct accounts, please contact us via either:

i.

email us ( ofer@mail-tbil.co ) + our SEC regulated transfer agent: smilcinovic@mutualss.com  (attention: Steve Milcinovic ) or;

ii.

calling the following number : 1-800-523-8382 or; Fax to 1-440-526-4446

For Wire/Swift/ACH Investments – you can invest via an on-line Wire/Swift/ACH cash transfer sent to our Wells Fargo Bank Custody Account at:

Account Name: State Funds-Enhanced Ultra Short Duration Mutual Fund

Custodian Bank: Wells Fargo Bank, N.A.

Bank Address: 420 Montgomery St. San Francisco, CA 94104

Account Number: 4573468014 / Routing (ABA) Number: 121000248 / Swift: WFBIUS6WFFX

For Wire/Swift/ACH Dividend Payments/Redemptions – Please send us your account details to receive Dividend Payments as well as your Redemptions request (when required).

•

Cut-off time for Investment/Redemption: All shares will be purchased & redeemed at the NAV per share (plus applicable sales charges, if any) next determined after the Fund receives your application or request in good order. All requests received in good order by the Fund before 4:00 p.m. (Eastern Time) will be processed on that same day. Requests received after 4:00 p.m. will be processed on the next business day

•

Standard Settlement time for receiving the funds back is T+1 or greater subject to your bank settlement delays which may be out of our control.

•

Redemptions and Dividend Reinvestment option – we will automatically pay out dividends unless you instruct us to reinvest them

Reinvestment of Dividends (please choose one): Yes / No

Payment Method (please choose one): ACH Transfer / Wire Transfer

Account Name: ______________________________________

Bank Address: _______________________________________

Account Number: ____________________________________

Routing (ABA) Number: ______________________________

For QII Tax Eligibility - Tax Exemption Eligibility from U.S. Nonresident Alien Withholding Tax – please review our Monthly QII Statement published on our website at www.tbil.co and/or call us with any questions (1-800) 523-8382

STATE FUNDS – Enhanced Ultra Short Duration Mutual Fund (STATX)

To:

State Funds – Enhanced Ultra Short Duration Mutual Fund

(Symbol: STATX)

Att: Ofer Abarbanel, CEO

5550 Painted Mirag Road, Suite 320

Las Vegas, NV, 89149

Re: Rule 22c-2 - Limited Shareholder Information Confirmation Letter

This letter is hereby to confirm to State Funds – Enhanced Ultra Short Duration Mutual Fund (hereinafter: “Fund” or “STATX Fund”) that _________________________ (hereinafter: Financial Intermediary”) agrees to the following:

1)

Only in case STATX fund requests, to provide, promptly within 5 business days, the Taxpayer Identification Number (or in the case of non U.S. shareholders, if the Taxpayer Identification Number is unavailable, the International Taxpayer Identification Number or other government issued identifier example: the Global Intermediary Identification Number (“GIIN Number”) which Financial Intermediary is required to provide to the US Tax authority regarding all Non-US shareholders who have purchased, redeemed, transferred, or exchanged fund shares held through an account with Financial Intermediary, and the amount and dates of such shareholder purchases, redemptions, transfers, and exchanges;

2)

Only in case STATX fund requests, to execute any instructions from the fund to restrict or prohibit further purchases or exchanges of fund shares by a shareholder who has been identified by the fund as having engaged in transactions of fund shares (directly or indirectly through the intermediary's account) that violate policies established by the fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the fund; and

3)

Only in case the fund requests, to use best efforts to determine, promptly within 5 business days, whether any specific person about whom it has received the identification and transaction information set forth in Paragraph (1) of this letter, is itself a financial intermediary (“indirect intermediary”) and, upon further request by the fund:

a.

To provide (or arrange to have provided) the identification and transaction information set forth in Paragraph (1) of this letter regarding shareholders who hold an account with an indirect intermediary; or

b.

Restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the fund

Respectfully,

  Name of Financial Intermediary: ___________________

Name & Title of Officer: ________________________

STATE FUNDS – Enhanced Ultra Short Duration Mutual Fund (STATX)

Application to Buy Shares – Page 3

1

Registration of Shares (Please Print)

Name of Shares Owner (Individual, Corporation, Trustee or Custodian)

Owner’s Daytime Phone Number

Address

Joint Owner (if applicable)

City

State

Zip

Joint Owner’s Social Security or Tax ID Number

Social Security or Tax ID

Date of Birth

Joint Owner’s Date of Birth

2

Investment Information

This investment represents an:

# Initial investment payable to: State Funds (symbol: STATX) Amount $ _______________

3.

Duplicate Confirmations and Statements

Please send duplicate confirmations and statements to:

Name of Advisor/Broke/Dealer/Other: __________________________________________

Address: __________________________________________ City/State/Zip: __________________________________________

PHONE: __________________________________ Email: ________________________________

4.

Taxpayer Information

If you do not have a Social Security number or a Taxpayer ID number, you must complete a Form W-8 which is available by calling the above phone number:

Citizenship: # U.S. Citizen # Resident Alien # Non-Resident Alien

The Internal Revenue Service (IRS) requires each taxpayer to provide a Social Security or Taxpayer Identification Number and to make the  following certifications.  I certify under penalty of perjury that:

1)

The Social Security or Tax ID number stated above is correct.

2)

I am not subject to backup withholding because;*

A - The IRS has not informed that I am subject to backup withholding

B - The IRS has notified me that I am no longer subject to backup withholding

*If this statement is not true you are subject to backup withholding, cross out line 2

5

Signature and Agreement

I/We, the undersigned, have received, printed or downloaded a copy of the current Prospectus of the State Funds (symbol: STATX) and are purchasing shares in accordance with its provisions. I/We further certify that the undersigned is of legal age and has full legal capacity to make this purchase. The purchase price shall be the net asset value next determined following receipt of the application by the Fund, if the application is accepted. This application cannot be processed unless accompanied by payment. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I/We understand that the Fund is not backed or guaranteed by a bank or insured by the FDIC. I/We authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with procedures described in the Prospectus. I/We agree that neither the Fund, not the Transfer Agent will be liable for any loss, cost or expense of acting on such instructions. Such entities will employ reasonable procedures to confirm that instructions communicated by phone are genuine and will not be liable for acting upon instructions believed to be genuine.

Signature of Owner

Date

Signature of Joint Owner

Date